United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24996 (Commission File Number)	13-3645702 (I.R.S. Employer Identification No.)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Internet Commerce Corporation (the “Company”) on January 10, 2006 (the “Initial Form 8-K”) to clarify the number of the Company’s Class A Common Stock available for issuance under the 2005 Stock Incentive Plan (the “Plan”) as set forth in the fifth paragraph under Item 1.01 of the Initial Form 8-K.

Item 1.01 Entry Into a Material Definitive Agreement.
     The first sentence of the fifth paragraph under Item 1.01 of the Initial Form 8-K is amended and replaced in its entirety with the following:
     The total number of shares of Class A Common Stock that are available for issuance under the Plan is 2,000,000 shares, plus any shares reserved for issuance under the Internet Commerce Corporation Stock Option Plan (the “Prior Plan”) which are not, as of the effective date of the Plan, subject to any outstanding awards under the Prior Plan, plus any shares which are, as of the effective date of the Plan, subject to outstanding awards under the Prior Plan, but subsequently, through cancellation or expiration or lapse of such awards or otherwise, again become available for issuance under the Prior Plan, with such number subject to adjustment in the event of a change in the Company’s capitalization.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: January 11, 2006